UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2007

21ST CENTURY INSURANCE GROUP

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-6964	95-1935264
(Commission File Number)	(IRS Employer Identification No.)

6301 Owensmouth Avenue
Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 704-3700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On May 15, 2007, 21st Century Insurance Group (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) with American International Group, Inc., a Delaware corporation (“AIG”), and AIG TW Corp., a Delaware corporation and wholly owned subsidiary of AIG (“Merger Sub”).  Under the terms of the Agreement, Merger Sub will be merged with and into the Company (the “Merger”), and as a result of the Merger the separate corporate existence of Merger Sub will cease with the Company continuing as the surviving corporation.

AIG and its subsidiaries beneficially own, within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, 53,474,313 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), representing approximately 60.8% of the outstanding shares of Common Stock as of the date hereof.

At the effective time of the Merger, each outstanding share of Common Stock, other than shares owned by AIG or its subsidiaries, shares owned by the Company, shares subject to the Company’s benefit plans and shares owned by stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $22 per share in cash, without interest.

Pursuant to the Agreement, (i) each outstanding option to purchase shares of Common Stock that is vested on or before the first anniversary of the Merger will be cancelled and each holder thereof will receive from the Company an amount in cash equal to the product of the total number of shares subject to the option times the excess, if any, of $22 per share over the exercise price per share under such option, (ii) all non-stock option Company awards will be cancelled and each holder thereof will receive from the Company an amount in cash equal to the product of the number of shares actually or nominally subject to such Company award that vest on or before the first anniversary of the Merger times $22 per share (or, if the Company award provides for payments to the extent the value of the shares exceed a specified reference price, the amount, if any, by which $22 exceeds such reference price) and (iii) all options and Company awards that are scheduled to vest after the first anniversary of the Merger shall be cancelled and any holder thereof will receive restricted stock units of AIG common stock of an equivalent value.

The Board of Directors of the Company unanimously approved the Agreement following the recommendation and approval of a special committee comprised of directors of the Company who are independent of AIG (the “Special Committee”).

The transaction is subject to a number of customary conditions, including, but not limited to obtaining the requisite regulatory approvals and obtaining approval of the holders of at least a majority of the outstanding shares of the Common Stock.  AIG and its subsidiaries have agreed to vote all of their shares of Common Stock in favor of the Merger.  The Company does not expect there will be any significant regulatory consents necessary in connection with the Merger.  The Merger is expected to be completed in the third quarter of calendar year 2007.

The foregoing summaries of the Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.

The Special Committee engaged Lehman Brothers Inc. (“Lehman Brothers”) to serve as its financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP to serve as its legal advisor.  On May 14, 2007, Lehman Brothers delivered an opinion to the Special Committee that, as of the date of the opinion, from a financial point of view, the consideration to be offered to the stockholders of the Company other than AIG and its subsidiaries (the “Minority Stockholders”) in the Merger is fair to such Minority Stockholders.

The Agreement, and the description thereof contained herein, has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement.  The representations and warranties may have been made for the purposes of contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Company has certain material commercial relationships with AIG and its affiliates.  Additionally, certain members of the Board of Directors of the Company currently serve or have served as officers of AIG and its affiliates.  These agreements and relationships with AIG and its affiliates, together with the relationships of certain directors of the Company to AIG and its affiliates are described under the captions “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE” and “BENEFICIAL OWNERSHIP OF SECURITIES BY MANAGEMENT,” respectively, in the Company’s Form 10-K/A statement filed with the Securities and Exchange Commission on April 26, 2007, which description is incorporated herein by reference.

Important Additional Information Regarding the Merger will be filed with the SEC

The Company, its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the Merger.  Information regarding the Company’s directors and executive officers is available in 21st Century’s Form 10-K/A for the year ended December 31, 2006, which was filed with the

Securities and Exchange Commission on April 26, 2007.  Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement, the Schedule 13E-3 transaction statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

Item 8.01               Other Events.

On May 15, 2007, the Company issued a press release announcing the execution of the Agreement.  The text of the press release, which is attached as Exhibit 99.1, is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger among 21st Century Insurance Group, American International Group, Inc. and AIG TW Corp., dated as of May 15, 2007.

99.1	21st Century Insurance Group Press Release, dated May 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2007	21ST CENTURY INSURANCE GROUP

	By:	/s/ Michael J. Cassanego
Michael J. Cassanego
Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger among 21st Century Insurance Group, American International Group, Inc. and AIG TW Corp., dated as of May 15, 2007.

99.1	21st Century Insurance Group Press Release, dated May 15, 2007.